Form C

Cover Page

Name of issuer:

Atlas Unlimited, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 6/24/2016

Physical address of issuer:

77 Van Ness Avenue
San Francisco CA 94102

Website of issuer:

http://www.atlasgo.org

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

3/24/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$313,771.00	$14,627.00
Cash & Cash Equivalents:	$311,267.00	$14,627.00
Accounts Receivable:	$1,776.00	$0.00
Short-term Debt:	$8,286.00	$453.00
Long-term Debt:	$47,111.00	$47,556.00
Revenues/Sales:	$9,428.00	$0.00
Cost of Goods Sold:	$16,550.00	$0.00
Taxes Paid:	($1,877.00)	($6.00)
Net Income:	($165,515.00)	($33,472.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Atlas Unlimited, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Magali Maud Mathieu	Chief Partnership Builder at Atlas Unlimited Inc.	Atlas Unlimited Inc.	2016
Olivier Arthur Kaeser	COO/CFO at Atlas Unlimited Inc.	Altas Unlimited Inc.	2016
Thomas Roch Querton	Student	Student	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Magali Maud Mathieu	Secretary	2016
Magali Maud Mathieu	Chief Partnership Builder	2016
Olivier Arthur Kaeser	CFO	2016
Olivier Arthur Kaeser	Treasurer	2016
Olivier Arthur Kaeser	COO	2016
Thomas Roch Querton	CEO	2016
Thomas Roch Querton	President	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Olivier Arthur Kaeser	3000000.0 Common Stock	30.0
Magali Maud Mathieu	3000000.0 Common Stock	30.0
Thomas Roch Querton	4000000.0 Common Stock	40.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We are an early stage company and have only generated marginal profits. Atlas Unlimited Inc. was formed in 2016. Accordingly, the company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the company reacts to developments in its market, managing its growth and the entry of competitors into the market.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Any valuation at this stage is difficult to assess. The valuation cap for the offering was established by the company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

We operate in a fairly regulated industry. We may be subject to regulation and failure to comply with such regulation could have an adverse effect on our business. In addition, some of the restrictions and rules applicable to potential subsidiaries in other countries could adversely affect and limit some of our business plans in the future.

In the event we are required or decide to register as a commercial fundraiser, our current business model could be affected. Under our current structure, we believe we are not required to register as a commercial fundraiser under federal, state laws and international laws. Further, we may decide for business reasons or we may be required to register as a commercial fundraiser, which would increase our costs, especially our compliance costs. If we are required but decide not to register as a commercial fundraiser, we may not be able to continue to operate under our current business model.

We are dependent on general economic conditions. Our business model is dependent on companies investing in employee engagement, cause marketing campaigns and corporate social responsibility programs. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions may reduce the future availability of corporate and private donations as well as investments of corporations in cause marketing and employee engagement campaigns, which would negatively impact our revenues and possibly our ability to continue operations. It is not possible to accurately predict the potential adverse impacts on the company, if any, of current economic conditions on its financial condition, operating results and cash flow.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Atlas Unlimited Inc.'s founders owns the Company's stock. The founders also currently are the Company's sole members of its Board of Directors, and therefore have significant control over the management of the Company and the direction of its policy and affairs. This concentrated control in the Company will limit Investors' ability to influence Company matters.

We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. Atlas Unlimited Inc. has incurred a net loss and has had limited revenues generated since inception. There is no assurance that we will be profitable in the next three years or generate sufficient revenues to pay dividends to the holders of the shares.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 50% Reinforce our team especially in hiring marketing/sales professionals.

45% Further target key markets and expand in new markets (Latin America, Asia)

5% Wefunder fees.

If we raise: **$500,000**

Use of Proceeds: 25% Invest in product innovation, research and develop revenue generating features

25% Reinforce our team especially in hiring marketing/sales professionals.

20% Further target key markets and expand in new markets

25% to execute our global influencer/ambassador strategy. Ensure thought leadership in topics relevant for atlasGO

5% Wefunder fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors or
- (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $4,500,000.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	11,111,111	10,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	1,111,111

Describe any other rights:

Common Stock holders have voting rights. If the SAFEs convert into Preferred Stock, Preferred Stockholders will not receive voting rights, but will have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Thomas Roch Querton (via Kiva.org)
Issue date	10/26/16
Amount	$8,000.00
Outstanding principal plus interest	$4,722.00 as of 09/23/18
Interest rate	0.0% per annum
Maturity date	10/26/26
Current with payments	Yes

Kiva.org campaign

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2016	Regulation D, Rule 506(b)	SAFE	$20,000	General operations
1/2017	Regulation D, Rule 506(b)	SAFE	$50,000	General operations
2/2017	Regulation D, Rule 506(b)	SAFE	$25,000	General operations
2/2017	Regulation D, Rule 506(b)	SAFE	$20,000	General operations
4/2017	Regulation D, Rule 506(b)	SAFE	$53,478	General operations
6/2017	Regulation D, Rule 506(b)	SAFE	$30,000	General operations
6/2017	Regulation D, Rule 506(b)	SAFE	$50,000	General operations
7/2017	Regulation D, Rule 506(b)	SAFE	$20,000	General operations
9/2017	Regulation D, Rule 506(b)	SAFE	$50,000	General operations
9/2017	Regulation D, Rule 506(b)	SAFE	$25,000	General operations
11/2017	Regulation D, Rule 506(b)	SAFE	$119,199	General operations
2/2018	Regulation D, Rule 506(b)	SAFE	$50,000	General operations
7/2018	Regulation D, Rule 506(b)	SAFE	$117,245	General operations
8/2018	Regulation D, Rule 506(b)	SAFE	$75,000	General operations
8/2018	Regulation D, Rule 506(b)	SAFE	$75,000	General operations
9/2018	Regulation D, Rule 506(b)	SAFE	$117,245	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Charlotte Lhoist
Amount Invested	$117,245.00
Transaction type	Safe
Issue date	07/17/18
Valuation cap	$4,500,000.00
Relationship	Mother of Thomas Roch Querton

Name	Clementine Querton
Amount Invested	$75,000.00
Transaction type	Safe
Issue date	08/20/18
Valuation cap	$4,500,000.00
Relationship	Sister of Thomas Roch Querton

Name	Juliette Querton
Amount Invested	$75,000.00
Transaction type	Safe
Issue date	08/20/18
Valuation cap	$4,500,000.00
Relationship	Sister of Thomas Roch Querton

Name	Thomas Roch Querton
Amount Invested	$117,245.00
Transaction type	Safe
Issue date	09/21/18
Valuation cap	$4,500,000.00
Relationship	Director/Officer at Atlas Unlimited Inc.

Name	Thomas Roch Querton
Amount Invested	$119,199.00
Transaction type	Safe
Issue date	11/13/17
Valuation cap	$3,000,000.00
Relationship	Director at Atlas Unlimited Inc.

Name	Augustin Querton
Amount Invested	$25,000.00
Transaction type	Safe
Issue date	02/15/17
Valuation cap	$3,000,000.00
Relationship	Brother of Thomas Roch Querton

Name	Claude Mathieu
Amount Invested	$20,000.00
Transaction type	Safe
Issue date	12/18/16
Valuation cap	$3,000,000.00
Relationship	Father of Magali Maud Mathieu

Name	Augustin Querton
Amount Invested	$25,000.00
Transaction type	Safe
Issue date	09/15/17
Valuation cap	$3,000,000.00
Relationship	Brother of Thomas Querton

Name	Christophe Querton
Amount Invested	$50,000.00
Transaction type	Safe
Issue date	09/04/17
Valuation cap	$3,000,000.00
Relationship	Brother of Thomas Roch Querton

Name	Thomas Koch Querton
Amount Invested	$8,000.00
Transaction type	Loan
Issue date	10/31/16
Outstanding principal plus interest	$4,722.00 as of 09/25/18
Interest rate	0.0% per annum
Maturity date	09/23/18
Outstanding	Yes
Current with payments	Yes
Relationship	Officer of Company

Name	Claude Mathieu
Amount Invested	$30,000.00
Transaction type	Safe
Issue date	06/23/17
Valuation cap	$3,000,000.00
Relationship	Father of Magali Maud Mathieu

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

atlasGO is a community of sweaty changemakers! An app where every step makes a difference. For every Mile/Km you log during an atlasGO run, hike or bike ride, a corporate sponsor donates money to a chosen nonprofit.

Our product can be either limited to a corporation's employees as a tool for employee engagement, CSR, and wellness or open to anyone across the globe that wants to make a difference in their community. Today, 10k+ sweaty changemakers raised $240K+ for 55+ charities around the world!

We are building the world's leading fitness for good movement! Our market-proven solution helps our clients to build a competitive advantage among today's mission-driven consumers, employees and investors. As the world shifts towards impact, it now is the time to scale atlasGO to help many more nonprofits, corporations and our community of sweaty changemakers raise funds, awareness, and engagement around the globe. Let's GO!

Milestones

Atlas Unlimited, Inc was incorporated in the State of Delaware in June 2016.

Since then, we have:

- Raised $240K for 55+ nonprofits around the world.
- 26 corporate clients including Stripe, AT&T, Swiss Re, Lululemon.
- Raised $1M+ in Seed Capital.
- Launched global challenges with engagement in more than 18 countries.

- Core team with a proven track record in the impact, employee engagement, CSR and mobile app development space.

- Strong network of advisors and industry partners such as Strava.

- Benefit Corporation and Certified B Corp named Best for the World Honoree 2018.

Historical Results of Operations

Our company was organized in June 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $9,428 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was -75.54% in fiscal year 2017.

- *Assets.* As of December 31, 2017, the Company had total assets of $313,771, including $311,267 in cash. As of December 31, 2016, the Company had $14,627 in total assets, including $14,627 in cash.

- *Net Loss.* The Company has had net losses of $165,515 and net losses of $33,472 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $55,397 for the fiscal year ended December 31, 2017 and $48,009 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $47,999 in debt and $897,167 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Atlas Unlimited, Inc cash in hand is $310,834.28, as of August 2018. Over the last three months, revenues have averaged $7,949.41/month, cost of goods sold has averaged $8,707.98/month, and operational expenses have averaged $42,686.42/month, for an average burn rate of $43,444.99 per month. Our intent is to be profitable in 24 months.

From an operations perspective, we grew our tech team and added our first business development employees recently. We also started to pay the founding team modest salaries to cover basic expenses. From a revenue perspective, we were able to quarterly increase our revenue in 2018 and work hard to make this trend continue into Q4 2018 and 2019.

Our goal for 2018 is to reach 6 figure revenues and to kick-off 2019 with signing more substantial clients. Outside of raising funds through Wefunder we remain active to onboard big ticket investors who want to be a part of our seed round.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://atlasgo.org/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Magali Maud Mathieu
Olivier Arthur Kaeser
Thomas Roch Querton

Appendix E: Supporting Documents

INVEST IN ATLASGO


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What cause will you GO for?
SELECT A CHALLENGE
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I AM A SWEATY

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REMIND ME (1)

Move with purpose: raise funds & awareness for impactful causes!

atlasGO is a community of sweaty changemakers! An app where every step makes a difference. For every Mile/Km you log during an atlasGO run, hike or bike ride, a corporate sponsor donates money to a chosen nonprofit. Our product can be either limited to a corporation's employees as a tool for employee engagement, CSR, and wellness or open to anyone across the globe that wants to make a difference in their community. Today, 10k+ sweaty changemakers raised $240K+ for 55+ charities around the world!



Thomas Querton
Co-founder & CEO
Social Entrepreneur, Passionate about building impactful communities & Angel investing.

Why you may want to invest

1. Raised $240K for 55+ nonprofits around the world.
2. 26 corporate clients including Stripe, AT&T, Swiss Re, Lululemon.
3. Raised $1M+ in Seed Capital.
4. Launched global challenges with engagement in more than 18 countries.
5. Core team with a proven track record in the impact, employee engagement, CSR and mobile app development space.
6. Strong network of advisors and industry partners such as Strava.
7. Benefit Corporation and Certified B Corp named Best for the World Honoree 2018.
8. Build a strong team with a product that clients/users love. Ready to scale!

Our Ambition

We are building the world's leading fitness for good movement! Our market-proven solution helps our clients to build a competitive advantage among today's mission-driven consumers, employees and investors. As the world shifts towards impact, it now is the time to scale atlasGO to help many more nonprofits, corporations and our community of sweaty changemakers raise funds, awareness, and engagement around the globe. Let's GO!

Facebook_Cover_My_Promo_video.mp4

What you are investing in

Future Equity (Wefunder SAFE)

~~$6M~~ **$4.5M** valuation cap

First $100K investors of this fundraise will invest in a SAFE with a $4.5M valuation cap.

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $4.5M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$250+
You will be featured on our online investor wall of fame with your personal picture. Also visible on the atlasGO app. (Only if you don't mind the publicity).

$500+
We will send you a sticker, a personal note and a beautiful atlasGO t-shirt that you can wear for your workouts to make the world know you are part of our community of sweaty change makers!

atlasgo.org

$1,000+
Ever tried to find a cool place to stay in San Francisco? Not easy! You are invited to stay in the guest room of our atlasGO house we work out of in SF for two nights. Rate us on TripAdvisor! :-)

$2,500+
Get invited for lunch with the founders. Regardless of where you live, we will make it happen! Maybe we can GO on a run before to build up the appetite! ;)

$5,000+
We will sponsor an atlasGO challenge for the non-profit of your choice in your name or in the name of your company. ($1000 donation).

$10,000+
We are happy to invite you to our annual 3-day investor & advisory board meeting in San Francisco. Meet the team, our esteemed advisors and accredited investor circle and help us to shape the future of altasGO! (Disclaimer: cost of traveling is not covered by atlasGO, we're a startup you know...).

$15,000+
Tailor-made sports shoes signed by the Founders.

see less

outdoors | pbc & b corps | health and fitness

Why I Like atlasGO

> *atlasGO isn't just about raising money, it is about building a community, promoting a healthy lifestyle, and helping people to actively engage in making a change in the world... one sweat at a time.*



Sara Broyles
APP USER

THE BUZZ ABOUT ATLASGO

atlasGO is an easy and fun crowdsource fundraising platform for nonprofits. With this app, exercising is not only good for your body but it helps to power an entire community as well!



George Burnard
Non-Profit partner

Great team and opportunity for investment in a certified B-corp



Thomas Rauber
Angel Investor

atlasGO gave me the right motivation to get up and go because every step I took helped make a difference!



Laura Ojeda
Winner of New Resource Bank atlasGO challenge

Runners know how hard it can be to keep themselves motivated at times. However, doing it for a cause -- particularly one that you care about -- will give you all the more reason to complete that extra mile!



Parth Misra
Writer for Entrepreneur Magazine

Working with non-profits and corporations, atlasGO is about fuelling awareness around social issues.



Eva Kerschbaum
RedBull Magazine Editor

Most people run for their own self-improvement, but with atlasGO, running can be just as magnanimous as it is personally fulfilling... Not only does atlasGO make for healthier and fitter people, but it gives a great opportunity for people to do good in the world.



Joey Haar
Writer for Trend Hunter

As long as people have got access to a smartphone they can contribute to the problems that they care about most.



Ben John Mac
Producer of Podcast "Unidentified"

Great app that costs nothing (except a little sweat) but returns for those who need it!



Michel Hotat
App User

I do believe in the great future of a company which develops a community where engaged runners, non-profits and corporations join forces to create positive awareness around social & environmental issues to accelerate impactful change.



Claude Mathieu
Angel Investor

Reportage Silicon Valley

San Francisco et la Silicon Valley fascinent, encore et toujours, ceux qui revent de creer leur start-up. Le "mythe du garage", ne en 1939 avec la creation de la societe electronique HP dans un modeste garage de David Packard, a Palo Alto, reste vivace.
September 23, 2018 @ dossiers.lalibre.be

Listen to the Unidentified Episode - 003 - Atlas Run on iHeartRadio | iHeartRadio

Stream the Unidentified episode, 003 - Atlas Run, free & on demand on iHeartRadio.
September 17, 2018 @ iheart.com

Are You Building a Social Good Company? World Moving to Mobility

Do you think businesses are just meant for shareholders and stakeholders? Well, in business and technology, definitions are often created for concepts that actually originated many years in the past. For example, the cloud is one example of
September 17, 2018 @ thriveglobal.com

Charitable Running Apps : atlas run

atlas run - Most people run for their own self-improvement, but with the 'Atlas Run' app, running can be just as magnanimous as it is personally fu...
September 17, 2018 @ trendhunter.com

Here are the Top Social Entrepreneurship Apps!

Twenty years ago, Charles Leadbeater, published "Rise of the Social Entrepreneur". And these days, the idea of social entrepreneurship isn't new, and has taken more concrete shape now-a-days.
September 17, 2018 @ rockethub.com

New Resource Bank Runs 500 Miles for the Amazon

Blog > New Resource Bank Runs 500 Miles for the Amazon Posted 11.15.2017 [Attachment] Teammates Stephanie Meade, Sophana Tann, Laura Ojeda, & Rich Hildebrand ran a total of 121 miles for the win! Last month, New Resource Bank
September 17, 2018 @ publicnow.com

9 Mobile Apps That Are Taking Social Entrepreneurship to the Next Level

9 min read Opinions expressed by Entrepreneur contributors are their own. While the idea of social entrepreneurship isn't new, it has taken a more concrete definition only recently. Twenty years ago, The Rise of the Social Entrepreneur by Charles
August 28, 2018 @ entrepreneur.com

Thomas Querton and Olivier Kaeser on Running for Social Impact

On Episode 77 of Impact Boom, Thomas Querton and Olivier Kaeser of Atlas, an app that empowers you to run and raise funds for your favorite nonprofit, share their beliefs about the intersection of fitness and positive social impact, as well as their
August 23, 2018 @ impactboom.org

atlasGO sweat for a Cause

Working with non-profits and corporations, atlasGO is about fuelling awareness around social issues.
May 23, 2018 @ res.cloudinary.com

003 - Atlas Run

Up until very recently creating impact could only really be considered by people with big ideas and big budgets but we are in a period now where as long as people have got access to a smartphone they can contribute to the problems that they care about
May 18, 2018 @ player.fm

How Mobile Apps Can Help You Become a Philanthropist - Causeartist

Called the fitness app that gives back, Atlas Run connects runners, corporations and charities to power change globally. The idea behind the app is pretty simple - The mobile fitness app allows users to raise funds and awareness for a good cause for
May 14, 2018 @ causeartist.com

Immersed in Entrepreneurship

From treading the halls of renowned product design companies to hearing Google developers discuss the latest app, 56 Lehigh students got the experience of a lifetime over winter break, participating in the latest LehighSiliconValley immersion trip to
March 30, 2018 @ www1.lehigh.edu

#PublicGoodAppHouse Demo: AtlasRun

Atlas Run Demo by Thomas Querton Run the change you want to see in the world. Atlas is the running app that gives back, with every mile you run raising money for charity. https://atlasrun.com twitter.com/AtlasRun #PublicGoodAppHouse events are
February 16, 2018 @ vimeo.com

Social entrepreneurship apps: Today's grassroots version of philanthropy

Philanthropy is typically associated with good-hearted billionaires and very wealthy celebrities who devote their time and resources in trying to make the world a better place.
February 9, 2018 @ born2invest.com

Positive Cause Entrepreneurship: Three Mobile Apps to Inspire Social Good

Social entrepreneurship is not a new concept and has been around for decades, but with the growing power and implementation of technology and big data, more and more entrepreneurs devote their time towards building social good companies.
January 29, 2018 @ thepitcher.org

Want to Run for Charity? This App Makes It Easy

Running for fitness is fairly common, but what if you could help raise money for charity with every kilometre you run? Would that motivate you to be more active? A San Francisco-based company called Atlas Unlimited Inc. believes so. Its app - Atlas -
November 17, 2017 @ gadgets.ndtv.com



App by Portage woman allows runners' sweat to benefit charities

PORTAGE, MI - Runners want their running to count for something, says Magali Mathieu. They run for fun, for health or for competitive reasons. But Mathieu and friends thought it would be great if all that sweat had a larger benefit.
October 14, 2017 @ mlive.com

ROMP and Atlas Run Collaboration

We are delighted to announce our collaboration with Range of Motion Project (ROMP) and Atlas Run. ROMP is dedicated to providing high-quality prosthetic care to amputees living in Guatemala, Mexico, Ecuador and the United States. The
August 29, 2017 @ liminnovations.com



Milestone Maker Candidate: Magali Mathieu | Nasdaq MarketInsite

The Nasdaq Entrepreneurial Center has launched the Milestone Makers Program. The Milestone Makers Program, seeks to help early- to mid-stage entrepreneurs set, hit, and celebrate milestones that drive their businesses forward. Each Monday, we will
June 23, 2017 @ business.nasdaq.com

Atlas, rien ne sert de courir ?

Courir, ca fait du bien : c'est bon pour la sante, c'est bon pour le moral. Et si c'etait aussi bon pour les autres ? Faire un don pour une association a chaque kilometre couru par une communaute de coureur, c'est l'idee d'un jeune social entrepreneur
May 25, 2017 @ eventail.be

Milestone Maker- Magali Mathieu

Every week we'll feature the a member of the Spring 2017 Milestone Makers cohort. The following interview is with Magali Mathieu, co-founder of Atlas.
March 14, 2017 @ youtube.com


Running for Change: Three Hult Students Launch Social Enterprise in San Francisco

Sonoma County runners raise money, one step at a time

"Run the change you want to see in the world." That's the tagline of a new startup called Atlas, a running and social media app that allows runners to donate to charity by logging their mileage. Atlas is Thomas Querton's idea.
September 21, 2016 @ pressdemocrat.com



Running for Change: Three Hult Students Launch Social Enterprise in San Francisco Hult Blog

Think about a local cause that moves you, and also about some activity you do nearly every day. If you could combine that activity to raise money for the cause, would you? The answer is probably a resounding, yes! And this is exactly what three
August 9, 2016 @ hult.edu

Running: courir utile avec Atlas, un concept belge

Vous demarrez la semaine avec des projets plein la tete. Notamment professionnels. Vous bousculez vos habitudes. Vous vous reorganisez. Vous eliminez ce qui ne vous convient plus. On vous impose quelque chose au travail qui ne vous convient pas du

June 14, 2016 @ dhnet.be

The Global Community of Sweaty Changemakers!

atlasGO is a global community of sweaty changemakers that converts your everyday workout for a cause. Take care of your health while raising funds and awareness for causes around you. Pushing your own limits while creating authentic connections atlasGO enables you to connect with people, discuss about topics like homelessness, ocean cleanup, education... and actively engage in your community.

Every day thousands of people join atlasGO to make a difference.

One step at a time. Whoever you are. Wherever you are from. However fast you are.

What matters is that you GO!

#WhatMakesYouGO

(Add #WhatMakesYouGO video here)

The Global Community


BIG run against breast cancer!
NUXE
ATLAS
Join me on atlasrun.com

Didou fighting Breast Cancer in France


TheRunSlovakia - 46
Fast Legs for Smart Youth
CHANGING LIVES ONE BICYCLE A TIME
Swiss Re Foundation
velafrica

SwissRe employees sweating for Velafrica in Switzerland


ATLAS
FLEET FEET

Josh teaching his son about the importance of sport and philanthropy


I'm running the change for
thanks to
stripe
ATLAS
You can help by donating:
www.atlasrun.com/Stripe

Stripe employees fighting homelessness in San Francisco


Raising 1$/mile for FOOD BANK thanks to the support of
Swiss Re Foundation
ATLAS

Aisha raising funds for the Food Bank in New York


ATLAS
Swiss Re Foundation

Pascal and his buddies fighting against youth unemployment


Let's outrun homelessness together!
ATLAS
Join me on atlasrun.com

Luca making a difference in Switzerland


FOOD BANK
I run to fight hunger
in Westchester!
Swiss Re Foundation
Join me on www.atlasrun.com

Casey and Katie raise funds for a cause on their everyday walk


back on my feet
Get On Your Feet and
raise $1/mile for BoMF!
AT&T
ATLAS

AT&T employees sweating for a cause in California

The App

Join a community, raise funds for a cause, share your impact!

The Business Model

2 different kinds of challenges / 2 different revenue streams

Community Challenges:

An atlasGO challenge available to a global community

Create positive brand awareness in the community you operate. Allow anyone to walk, run or bike for a non-profit partner in the name of your company. Create brand ambassadors while making a tangible social impact.

• Select the non-profit of your choice

• Storytelling around your impact and brand

• Choose the length of your challenge

• Free designs and mockups

Revenue: Corporations pay us a % fee on top of the donation

Corporate wellness challenges:

An atlasGO challenge available only for your employees.

Engage your employees in your CSR strategy. Give them an extra reason to stay healthy and engaged on a daily basis. Tailor the length of your challenge to your yearly strategy.

- *Select the non-profit of your choice*
- *Create personalized teams*
- *Choose the length of your challenge*
- *Free designs and mockups*

Revenue: Corporations pay us $/Month/Employee

The Partners



Corporations
Non-Profits
+15 more
+43 more

Timeline if you choose to include.



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Powered by Strava

Numbers

Graph of Quarterly Revenue. This is an example from DOUGHP, another company on Wefunder, to show how the graph will look.



$280K
$210K
$140K
$70K
0
On Track to Hit $1M in 2018 Sales
Q2 '17
Q3 '17
Q4 '17
Q1 '18
Q2 '18
Quarterly Sales

Our Business Model

Traction Since March 2017

8,932	55	356,320	$260,800
Sweaty selfies	Challenges	Miles logged	Raised for nonprofits

atlasGO story

The atlasGO idea started in Brussels when Thomas attended a marathon. He was inspired by the sheer amount of people sharing a passion and helping each other achieve something bigger than themselves. It was this community that ultimately led him to San Francisco to start the atlasGo journey.

As our mission states, we want to build the world's leading fitness for good movement. A community that is driven by compassionate sweaty changemakers, on our platform and outside of it. In the last years, we were able to prove that atlasGO is capable of doing exactly that. We ran impactful global campaigns that rallied communities behind a cause while raising funds and awareness for it.

Entrepreneurship is a lot about taking a bet on a (preferably educated) guess. Our core assumption is that community-driven, socially conscious and environmentally sustainable businesses have gained and will further gain a competitive advantage. That a market transaction or deal will only work if it creates substantial value for every stakeholder, and not winners and losers.

This is the core of our product. We help companies, nonprofits, and our users to create value for themselves while helping each other achieve individual goals. We are grateful towards our early investors who have believed in our vision from the get-go. Now it is the time to take atlasGO a step further and it is a pleasure for us to work with Wefunder to make you a valued part of the equation.

Welcome to our community, we're grateful to have you as a fellow sweaty changemaker!

Meet the Founders

A diverse, curious and ambitious family



Thomas Querton

Co-founder & CEO

Social Entrepreneur, Passionate about building impactful communities & Angel investing.



Magali Mathieu

Co-founder & Chief Partnership Builder

Experience running a team of 70 delivering projects for underprivileged communitie



Olivier Kaeser

Co-founder & COO

Social Entrepreneur-Built strategically integrated CSR program for learning center in rural Cambodia

AND THE REST OF THE TEAM



Seo Townsend
Chief Technology Officer
Co-founder of SocialProof.ai, Check Compass, and Fittr



Ravali Peddi
Software Developer
Proficiency in Programming, Web Technologies, Client-Server Architecture, Socket Programming API



Joseph Akhenda
Senior Software Developer
Telecommunication and Information Engineer/Developer with a strong technical background



Ina Sofia Kalo
Business Dev, USA
Finds companies to boost relationships and their health while sponsoring a nonprofit of their choice



Alejandra C. Garcia
Business Dev, Europe
Co-Founder "Sport Charity Mwanza", experience managing a number of sport events and tournaments.



Jeffrey LaBrot
Advisory Board Member
VP of TMX Group - Toronto Stock Exchange / Toronto Venture Exchange



Linda Glassel
Advisory Board Member
VP Operations, BOMF. Creative brand strategist with global experience building world class brands.

Interview

Wefunder interviewed Olivier Kaeser and Thomas Querton of atlasGO on August 3, 2018.

– COLLAPSE ALL

WF: What is atlasGO?

ATLASGO: We are a global community of sweaty change-makers. We allow anybody to raise funds for nonprofits, thanks to the power of sports -- through walking, running, and biking (for now). Every person who downloads our app and tracks their walks, runs, or bikes with atlasGO is raising money for a nonprofit, a local cause or an international cause. The way that works is that we partner with corporate sponsors that sponsor your miles. So, by joining atlasGO, you become a sponsored athlete for charity. You download the app, you choose a cause you want to sweat for, and then off you go.

We also push a lot on the storytelling and on the sharing of pictures, which creates awareness for the causes and for the corporate sponsors through the application and on social media. We share stories about the causes you're sweating for with notifications through the app and through emails, just to make you sure that you're updated about the cause.

We also have an enterprise solution that grew organically from one of our corporate partners. AT&T asked us to build this for their employees, so now we have an enterprise solution where companies can leverage atlasGO for employee engagement, team building, storytelling, and corporate social responsibility. So the app, the desktop version, and the challenge are tailored to their employees and their needs. It creates team-building opportunities, promotes health and wellness, tells a really cool story, and makes the impact efforts of the company known and engaged with by the employees.

It's really, in the end, about all kinds of communities. You have the community of runners here, on one level. But you also have your own community at a company. It's about doing something for your health within your community, but also being able to understand and help local causes. It's about how you can get engaged and how you can get involved locally, or even globally. If you want to run for something that's outside of your country, you can also do that.

WF: Where did the idea for atlasGO come from?

ATLASGO: Thomas: I was running the Brussels 20km in May 2013, a 40 year old annual race in Brussels with thousands of participants. I was really getting into the running community, and it was my first race. The race had a special community atmosphere where everybody was doing something that was greater than themselves, and I felt part of something greater than myself that day. I saw all of these nonprofits trying to sell their message in all kinds of ways, with t-shirts and banners, and I also saw the corporate partners there, trying to show their products. I felt like there was something inefficient, both in the storytelling of the corporations and the nonprofits. Why were the corporate partners there? Why should I care about this nonprofit? The fundraising around it was kind of complicated -- many different kinds of fundraising models. I wondered how we could make that more efficient.

On the other, more personal side, I wondered how I could spearhead a platform that would bring these community vibes on a daily basis. It's not just about one race. It's my every day. I can participate in this regularly, doing something where I feel part of a community, and doing something that's greater than myself.

So that was the idea: create a social medium that is not just sharing an article about a topic with your friends, but actually understanding what the issue is, and then sweating for it. Moving for it. Getting engaged physically. atlasGO is how we've developed that idea, in terms of going further.

I had naive ambition in the beginning, like, "Let's do that, and let's change the world," but I didn't have the resources, and didn't understand how I could build something like this. I was an entrepreneur myself; I worked in business, and in nonprofits, but they were really separate worlds for me. I had the privilege to meet Muhammad Yunus and travel with him in Uganda, and he helped me understand that you can bring these together, and create companies that do good while feeling those entrepreneurship vibes at the same time.

I brought my ideas here to San Francisco, thinking that this was the place to be, and the place where you meet innovative people who want to actively engage in their vision. I also needed a bunch of knowledge. I wanted to better understand the impact space. And so I studied, doing a Master's program in social entrepreneurship here in the Bay. That's where I met Olivier and Magali, my co-founders, and where we began to make this idea a reality.

In the very beginning, we started a Facebook page. We told people, "if you share screenshots of your runs here from any app you use, we'll donate." At first, it was 25 cents per mile to a local nonprofit. This money in the very beginning came from my pocket, so it was a terrible business model, but it was a really good way to test this model out for cheap, because a Facebook page doesn't cost as much as creating an entire app. But then, we began creating real partnerships with nonprofits through the page. Once we had our first sponsors, and we didn't have to put in that money ourselves anymore, that gave us some confidence in talking to people. It also got us some press. We were saying "Let's do this, let's start this."

WF: Who are your customers?

ATLASGO: We have three customer groups. First, the sponsors. These could be corporations or foundations. Next, the nonprofits. Finally, we have our users, our sweaty change-makers. They work together. You have the sponsor on one side, who is sponsoring these runners who are actually running and participating in the community. And then on the other side, you have the nonprofits who are telling their story and receiving the funds.

WF: How do you make money?

ATLASGO:

For the enterprise solution, companies pay us per employee, per month. So this is where we make money, and that money is separate from the donations. That entire donation amount goes to a nonprofit -- we don't touch that. The corporate sponsors pay us on top of that.

We're also exploring other avenues of monetization. But for now, it's free for nonprofits and it's free for users. It will always be accessible for our sweaty change-makers. We are looking at the ways to add additional optional features that we're working on, that maybe would involve some kind of cost. We want anybody to become a philanthropist. We want anybody to be able to participate in that community for free. That's why we focus on how we started, with running, because running is so accessible. We're now looking into other sports.

The money is one thing, but it's also not at the front and center of what we're doing, in terms of impact. It's really just about awareness and engagement, which is where the users come in. They are actually providing the world value, and we're never going to charge for that. Everyone becomes a philanthropist, not only by raising dollars for charity, but also by raising awareness for important causes. Learning about them, becoming more informed, and engaging.

WF: Who are your competitors?

ATLASGO:

We definitely have competitors in the space, we look for ways to collaborate rather than compete. In the space that we are in, being a B Corp, this is primarily the way that we think. How can we collaborate together? We believe that collaboration is how we will grow. We have many corporations as partners, and a lot are nonprofits. We work with our partners to grow.

An example of that collaborative growth would be the integration that we recently launched with Strava. You may think of atlasGO as being in competition with other running apps, and at first, we had to. atlasGO was initially its own independent running tracker, and you had to choose one or the other or run both apps simultaneously. But now, by integrating with Strava, and with other tracking apps as well, we really converted that competition to a working collaboration with Strava. They are pushing the atlasGO word out, trying to get their users to join atlasGO . Now we have created a collaborative relationship with a big player that actually creates more and grows our communities together.

In terms of direct competition, there's a similar app in New York called Charity Miles. They also use corporate partners, and for every mile run, you raise money for a nonprofit. The differentiation that we see is in creating a community and focusing on that, as well as all of the features on our app that we've built and have been growing. There are also other competing tracking applications, similar to Strava. We're looking to integrate with all of them. In terms of having fundraising platforms for corporations but also for individuals, there are competing apps and platforms out there with different models. Again, our strategy is the same: seeking collaboration and integration with these platforms.

We believe the future of business is going to be collaborative, and we believe in making it a win for everyone involved. So far, we have found ways to do that. It's a competitive advantage to create these partnerships to help us grow.

In our enterprise solution, we have many indirect competitors who are fighting for the same dollars, in terms of employee engagement, employee health, and wellness. However, some of these competitors offer big platforms that give companies the ability to control the whole health and wellness area of their employees. Once again, this presents many opportunities to actually be a part of these platforms, collaborating with these bigger players, and become a complementary innovative product.

WF: How fast is atlasGO growing? How do you measure that growth?

ATLASGO: We believe that the best way to grow is being close to our partners and users, and really understanding what they need. As much as we have a vision and know where we're going, it's crucial to ask all the people we're working with for feedback and advice, so we can understand what they like, what they don't, and where they want to see this go.

As far as community growth goes, we're really excited. For now, we are focused on growing organically, and understanding who cares about our product, rather than pushing big advertising campaigns. In the last two and a half years, we have put around $5,000 into marketing. We're excited about where we are now, and how well our referral system is working. Partnerships like we have with Strava and LuluLemon are pushing atlasGO out to their communities as well.

In terms of revenue growth, in 2017, we had five-figure revenue. This year, the goal is six-figure revenue, and we're well on track. Our goal in two or three years is seven-figure revenue.

We have been excited to see the enterprise solution grow in revenue. We are now in the phase where we have a proven product that has worked on a global stage with thousands of engaged and happy users, and a very happy partner company. We were excited by how quickly we were able to innovate on our product, and create a product market share. In the last eight months since we launched the enterprise solution, we already have started to work with large companies. With these large companies, we were able to create challenges with 15,000 employees in 25 different countries, on an international stage. We're really proud of that and the credibility it has brought. We also created challenges for smaller companies--we really see this as product that can adapt to the size of any company.

We now want to invest in people who help us market and grow our product. We have professionalized our sales approach, adding a CRM. We see the quality of our pipeline, and the conversations that we have, and the conversion rates from these to actual sales. There is a lot of interest.

WF: What would make a company want to partner with atlasGO?

ATLASGO: Olivier: I worked for more than ten years in the Corporate Social Responsibility space. You see companies investing more in cause marketing, because people are more aware about social issues, and want to buy from brands that are doing business in an ethical and sustainable way. A big part of cause marketing campaigns is telling the story of being a company that is actually doing good. They find ways to prove that, and engage the community around that, and be a part of a positive exchange.

We want to give companies like that a channel and a voice. It's similar with employees. More and more young people, specifically, want to work for companies that make a positive impact. They care about their communities. That's a way to involve people in these programs and make them visible within the company.

Thomas: On the corporate side, we're doing something cool with CSR, where instead of just putting it in an impact report, we engage the employees in the impact. This storytelling that companies can create with atlasGO is what we see as a unique aspect of our HR and wellness program. We see a lot of interest from companies that want to work in this way. LuluLemon is a good example of a company that wants to engage their stakeholders (customers & employees) around their impact. They use atlasGO to tell the story of why they believe it is crucial to be involved in the communities they operate in.

Olivier: It creates a win-win. The traditional donation of a company towards a nonprofit is just a transfer of money, and then the nonprofit probably mentions the sponsors on the website, and vice versa. With atlasGO , you can really leverage that donation and create additional value for both the sponsors and the nonprofits. The information shared about the cause with the employees is what creates that value. So we really have created a tool for nonprofits to engage more with both potential corporate and individual donors.

Thomas: Other people that become your ambassadors and supporters, instead of you just saying "Look what I did." It's really about spreading that story; that's really the whole package that we offer. Spreading the story, employee engagement, team-building, and motivating each other to sweat more. Creating that cool story, whereas a company, we come together for something else. That engagement can be rooted in your company's culture.

WF: Who's on your team?

ATLASGO: \Olivier: My background is corporate responsibility. I worked for a very long time for a big company, helping them to build up their strategic approach towards corporate responsibility. I was always a builder. Every year was different, every year was new. I was working in Cambodia for half a year, where I got in touch with social entrepreneurship for the first time. I built up a learning center there through a government appointment, which was super interesting. At some point, I was like, "My work is kind of done, to a certain extent." I wanted to do something else. So I went to San Francisco and met Thomas, and I found his idea really appealing. I'm really happy that I can work with two great friends, and a great team that is very mission-driven. I love to work with them and see our progress, and to form more things that go well, and also to see all the people in the team progress and develop as humans. It's a big adventure, a startup. It's a lot of work, obviously, and it's humbling.That's why I'm doing this. At atlasGO , I'm doing all operations: legal, financial, and business development. I think the funny thing about me is that I'm not a very passionate runner. I've tried to be, and I always say, "You know, if you can make me run, then we're gonna have the perfect product. Because it's gonna really motivate me."

Thomas: I'm from Belgium originally. I'm 25 years old. I studied economics in Belgium, and that's where I started my first company, in the textile industry, creating tailored clothes for universities and schools. During the craze of the World Cup, we created the Belgium onesie, with devil horns and a devil tail. At one point, we had eight salespeople in Belgium. That was really fun, but I didn't have the ambition for creating that outside of my studies. It was a good way to see that entrepreneurship is really accessible; you just have to go for it to make something happen. I lived in the United States, in the U.K., in Istanbul, and in Belgium, and now in San Francisco the last three years.

I've always been passionate about impact. I'm a founding member of a foundation in Belgium that works in alleviating through three pillars: education, health, and coding. On a personal level, I make my own kombucha in my apartment. I enjoy building stuff: Building companies and building value for others. That's what really drives me forward with atlasGO , that ambition of creating a global community of sweaty change-makers. Creating a place where people can, on a daily basis, participate in their communities, be inspired by other people, and really do something. I believe that's what makes people happy: being able to make something happen. If everybody can participate in something that makes them feel useful, we can create huge value. So, I'm of course excited about the funding, and the money we've raised for our nonprofit partners. But what I'm most passionate about is the impact it has on the people, and their communities.

Magali has worked in several areas. She's worked in marketing, and she started her own social enterprise in India, fighting women's domestic violence. That gave her a drive for social impact. She's always passionate about understanding the "so what" behind impact, always questioning our team. Are we really creating impact through this, and why is this important? She's originally from France, but she never lived in France, instead living in the United States and Bangkok, Thailand. She's a former track and field runner, and was always passionate about running, and about impact. When we met in the program here in San Francisco, it was a no-brainer. At atlasGO , she's our chief partnership builder. We arrived here with no network and she has built amazing partnerships here in the city. The latest one that she's done, for example, is with Decathlon, which is a huge fitness sport in the world, but is new in the United States. We put on fun runs with them. She really focuses on creating partnerships and meeting our business development goals through that.

On the technical team, we really have amazing talent. We're lucky to attract talent through our mission. Our CTO, Seo, has been doing apps since the first iPhone, and has been a crucial part to our development. We have a really good product from the app perspective, and then on the desktop as well, that we're developing right now. She's been leading a fantastic technical team.

WF: Why are you raising money through equity crowdfunding?

ATLASGO: We're in the seed round right now and we see interest. We closed some angels -- people that are interested in participating, accredited investors. We are really drawn to the idea of opening up to the public--to our community, to the people who are using the app, to our clients--and offering possibility. It's linked to who we are as a company. We want to build this together, and we want to be successful together, and that includes people who are not specifically accredited investors as a part of the journey. We also see huge value in being close to our investment, like we've been close to our partners and our users. Even if you invest the minimum amount, we want to be able to hear your input. We will do live question and answer sessions and be accessible to hear what people think. We believe that there's more in a thousand heads than in one. We really see that as a crucial part in how we grow, not just for this round, but in the future, as well.

WF: You're a Certified B Corp. What does that mean to you?

ATLASGO: We have a very peer-impact model that shows what we want to achieve on an impact level. We figured out that the more impacts with our campaigns, the better they work over from a product and business perspective. So that really goes hand-in-hand for us, and that's a beautiful thing. The more awareness and engagement we can create around a campaign, the more people are excited about it, the more they sweat, the more they go out, the more they do stuff. And that's the initial goal of atlasGO : to really create that fun and awareness and engagement around important causes, especially local ones.

We believe that this is not a zero-sum game. There are not winners and losers. One of the questions when becoming a B Corp was "Why will you win?" We believe we will win by creating value for others, and that creating value will make us successful, and will make us grow.

In our perspective, this is the future of business. It's conscious business. It's a competitive advantage for a company to really do well while they're doing good. We see these things happen. We just had about 18 interviews in two days, with extremely talented individuals, that have CVs that other companies could only dream of seeing apply, in the current state of the economy. The main driver of these applicants is that they want to change the world. They want to have an impact. They want to have meaning in their daily work. It's really the competitive advantage of doing what we're doing, and that we believe in.

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RISKS

1 We are an early stage company and have only generated marginal profits. Atlas Unlimited Inc. was formed in 2016. Accordingly, the company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the company reacts to developments in its market, managing its growth and the entry of competitors into the market.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

atlasGO is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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